Exhibit 10.7
EXECUTION VERSION
COLLATERAL ACCESS AGREEMENT
This COLLATERAL ACCESS AGREEMENT dated as of July 31, 2020 (this “Agreement”), is executed by AquaBounty Technologies, Inc., a Delaware corporation (the “Parent”), whose address is 2 Mill and Main Place, Suite 395, Maynard, MA 01754, Attention: David Frank, to and for the benefit of First Farmers Bank and Trust (the “Lender”), whose mailing address is 123 N. Jefferson Street, Converse, Indiana 46919.
R E C I T A L S:
A. The Parent is the owner of real property commonly known as 11550 E Gregory Road, Albany, Indiana 47320, as more particularly described on Exhibit A attached hereto (the “Premises”), and has provided use of the Premises to AquaBounty Farms Indiana LLC, a Delaware limited liability company and subsidiary of the Parent (“ABF Indiana”).
B. The Lender has entered into, and may from time to time hereafter enter into, various agreements, instruments and documents with ABF Indiana and/or its affiliates and subsidiaries (collectively, as such agreements, instruments and documents may be amended, restated, supplemented or otherwise modified from time to time, “Loan Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement) providing for the Lender to make or cause to be made certain financial accommodations for the benefit of ABF Indiana and/or its affiliates and subsidiaries.
C. ABF Indiana has granted to the Lender a first priority security interest in substantially all of the personal property and assets, including inventory, equipment, trade fixtures and books and records of ABF Indiana which may from time to time be located in and on the Premises (the “Collateral”) as security for any and all loans which the Lender has made or may make to ABF Indiana and its affiliates (the “Loans”).
D. The Lender is willing to make such Loans only if the Parent waives any claims, demands or rights which the Parent may have or acquire with respect to such Collateral.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parent hereby agrees with the Lender as follows:
A G R E E M E N T S:
1. The Parent hereby unconditionally subordinates to the security interest of the Lender any and all liens, claims, demands or rights, however arising, including without limitation, the right to levy, distrain, sue, execute or sell for unpaid rent or otherwise, which the Parent now has or may hereafter acquire with respect to any or all of the property of ABF Indiana, or in which ABF Indiana has an interest (whether such property is now or hereafter located on or in the Premises), including, without limitation, the Collateral, and all of the proceeds thereof, whether by statute under the laws of the State in which the Premises is located, by virtue of ABF Indiana's occupation of the Premises. The Parent shall not take any action to enforce any liens, statutory or otherwise, with regard to the Collateral or the Premises, without
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the prior written consent of the Lender or until all Borrower Obligations owed to the Lender by ABF Indiana under the Loan Agreement have been paid in full.
2. Subject to all the provisions of this Agreement, the Parent recognizes and acknowledges that the Lender’s security interest in the Collateral is superior to any lien, right or claim of title of any nature which the Parent now has or hereafter may have or assert in or to the Collateral by statute, any other agreement or otherwise.
3. The Parent agrees that the Collateral (a) is and shall remain the personal property of ABF Indiana, and (b) is not and shall not become or be deemed to be fixtures affixed to the Premises.
4. The Parent represents and warrants to the Lender that ABF Indiana has complied with all obligations currently owed to the Parent by ABF Indiana, and that there is currently no lease agreement by Parent and ABF Indiana. The Parent agrees to give the Lender written notice of the occurrence to the address set forth above of any event which, with the giving of notice or passage of time or both, could result in the Parent terminating ABF Indiana's use of the Premises.
5. Nothing contained in this Agreement will, as between the Parent and ABF Indiana, (i) extend or create any right to cure any default by ABF Indiana, or (ii) limit, restrict, alter or modify the rights of the Parent which are available to the Parent as result of the use of the Premises by ABF Indiana. In the event of a termination of the use of the Premises by ABF Indiana, or if the Parent recovers possession of the Premises by any means, the Lender shall have the right to remove the Collateral from the Premises for the ninety (90) day period after its receipt of written notice thereof from the Parent.
6. Upon receipt by the Parent of a written notice from the Lender containing a certification to the Parent that (i) ABF Indiana is in default under any document or agreement evidencing or securing the Loans, and (ii) Lender is entitled to take possession of the Collateral, the Lender, through its authorized representatives, may enter the Premises at any time and from time to time, and maintain, store, sell or remove the Collateral, allow Borrower (at Lender's sole discretion and pursuant to Section 11.1 of the Loan Agreement) to continue operations relating to the Collateral, or conduct a sale or sales of the Collateral on the Premises and that the Lender shall have no obligation to the Parent except the obligation to pay the Parent any monthly rent for the Premises being paid by ABF Indiana to Parent at the time of such default (to the extent rent was not previously received by the Parent for such period, and to the extent such rent has been previously paid by ABF Indiana as evidenced by the financial records of ABF Indiana and Parent, which shall be provided to Lender in the event that entry upon the Premises by the Lender pursuant to this Section 6 occurs) prorated on a per diem basis for the period from (x) the earlier of (1) the date on which the Lender notified the Parent of the Lender’s intent to possess the Collateral and (2) the date on which the Lender and/or its representatives actually enter the Premises, to (y) the date on which the Lender and its representatives relinquish possession of the Premises. ABF Indiana hereby unconditionally and irrevocably authorizes the Parent to (a) rely upon the validity and correctness of any such notice from the Lender, and (b) following the Parent’s receipt of such notice, grant and allow access by the Lender (or its attorneys or representatives) to the Premises without any duty or obligation to make inquiry of the Lender or to oversee or monitor in any way the activities of the Lender in the Premises. ABF Indiana hereby unconditionally releases the Parent from any such claim, allegation or assertion by ABF Indiana so long as the Parent receives the written notice from Lender required by this section. If the Parent obtains possession of the Premises and any significant Collateral remains on the Premises, the Parent shall notify the Lender in writing that the Parent has obtained possession of such Collateral and that Lender shall have the right to obtain possession of such Collateral in accordance with the terms of this Agreement. In the event that the Lender removes any or all of the Collateral from the Premises, the Lender shall repair any damage to the Premises resulting from the removal of any of the Collateral. During the Lender’s occupancy of the Premises, the Lender shall make the Premises available for inspection by the Parent and prospective tenants and shall cooperate in the Parent’s reasonable efforts to re-lease the Premises.
7. The Lender shall promptly repair, at the Lender’s expense, or reimburse the Parent for any physical damage to the Premises actually caused by the conduct of such sale and/or any removal of Collateral by or through the Lender or its representatives. In addition, the Lender shall indemnify, defend and hold the Parent, its mortgagee(s) and their respective officers, directors, shareholders, members, managers, partners, agents, employees, contractors and other representatives (collectively, the “Indemnified Parties”), harmless from and against any and all liability and damage, and from and against any and all lawsuits, claims and demands of every kind and nature, including reasonable attorneys’ fees and other legal expenses by or on behalf of any person, firm, association or company arising from or based upon any accident, bodily injury or damage, however occurring, which shall happen or may happen in connection with (i) a public auction or private sale of the Collateral from the Premises or (2) the entry into the Premises and/or any removal therefrom of the Collateral by the Lender or its representatives, agents, contractors or employees; provided, that in no event shall the Lender be liability for any such liability or damage to the extent arising out of an Indemnified Party’s gross negligence or willful misconduct.
8. The Lender may, without any fee or charge for rent, at any reasonable time during customary business hours and with reasonable notice, enter upon the Premises to inspect ABF Indiana’s activity located at the Premises in accordance with the terms of the Loan Agreement.
9. The Lender may, without affecting the validity of this Agreement, extend, amend or in any way modify the terms of payment or performance of any of ABF Indiana’s obligations and liabilities to the Lender, without the consent of the Parent and without giving notice thereof to the Parent.
10. The parties hereto hereby express their intention to be legally bound by this Agreement and acknowledge receipt of benefit therefrom. This Agreement shall inure to the benefit of the successors and assigns of the Lender and shall be binding upon the heirs, personal representatives, successors and assigns of the Parent and ABF Indiana. This Agreement represents the whole agreement between the parties relating to the matters set forth herein and may be amended only in writing signed by all parties. The Parent agrees to disclose this Agreement to any purchaser or successor to the Parent’s interest in the Premises.
11. The laws of the State of Indiana shall govern the validity, interpretation and enforcement of this Agreement.

12. This Agreement shall continue in force until all of the Loans are paid in full and the Lender has no further interest in any of the Collateral.
13. Notices hereunder shall be effective when sent to the parties at the addresses set forth above (or such other addresses specified in accordance with this paragraph), by personal delivery, recognized overnight courier, or certified mail, return receipt requested, sufficient postage prepaid.
14. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Collateral Access Agreement as of the date first above appearing.

PARENT:
AQUABOUNTY TECHNOLOGIES, INC.

By: /s/ David A. Frank
Name: David A. Frank
Its: Treasurer and Chief Financial Officer

[Signature Pages to Collateral Access Agreement]

CONSENTED AND AGREED TO:
ABF INDIANA:
AQUABOUNTY FARMS INDIANA LLC

By: /s/ David A. Frank
Name: David A. Frank
Its: Treasurer and Chief Financial Officer
[Signature Pages to Collateral Access Agreement]

LENDER:
FIRST FARMERS BANK AND TRUST

By: /s/ Amie Osborn
Name: Amie Osborn
Its: Vice President
[Signature Pages to Collateral Access Agreement]

Exhibit A
Description of Real Property

THE FOLLOWING REAL ESTATE IS LOCATED IN DELAWARE COUNTY, INDIANA:
Part of Section 35, Township 22 North, Range 11 East, Niles Township, Delaware County, Indiana as described as follows:
Commencing at a monument found at the southwest corner of said Section 35; thence South 88 degrees 52 minutes 32 seconds East (assumed bearing) 753.23 feet along the south line of said Section 35 to a PK nail found in Gregory Road at the Point of beginning of this description; thence North 61 degrees 09 minutes 52 seconds West 8.97 feet to a point in Gregory Road; thence North 34 degrees 42 minutes 01 second West 269.24 feet to a PK nail found Gregory Road; thence North 32 degrees 04 minutes 43 seconds West 210.49 feet to a PK nail found in Gregory Road; thence North 57 degrees 58 minutes 47 seconds East 165.85 feet to an iron rod set; thence North 00 degrees 02 minutes 33 seconds West 455.09 feet to an iron rod found; thence North 83 degrees 34 minutes 06 seconds East 157.13 feet to an iron rod found; thence South 00 degrees 47 minutes 35 seconds West 956.90 feet to a point found; thence North 88 degrees 52 minutes 32 seconds West 13.88 feet to the Point of Beginning, containing 3.45 acres, in Section 35.
ALSO: A part of the Southwest Quarter of Section 35, Township 22 North, Range 11 East, more particularly described as follows, to-wit: Beginning at a point in the centerline of Granville & Albany Pike 1,276.0 feet West of the southeast corner of the Southwest Quarter of Section 35, Township 22 North, Range 11 East; thence North 01 degree 29 minutes 26 seconds East parallel with the east line of said Southwest quarter 2,660.27 feet to the north line of said Southwest Quarter also being the northwest corner of Deed Record 2000 page 8008 as recorded in the records of Delaware County, Indiana; thence North 89 degrees 14 minutes 04 seconds West and on the north line of said Southwest Quarter 632.62 feet; thence South 00 degrees 14 minutes 26 seconds West 580.95 feet to an existing fence; thence North 88 degrees 41 minutes 51 seconds West 126.23 feet to a concrete post; thence South 00 degrees 22 minutes 07 seconds West on an existing fence line 1,112.71 feet to its intersection with the north line of Deed Record 1998 Page 6312 as recorded in the records of Delaware County, Indiana; thence North 83 degrees 24 minutes 42 seconds East and on the north line of said Deed Record 1998 Page 6312, 157.13 feet to the northeast corner of said Deed Record 1998 Page 6312; thence South 00 degrees 27 minutes 29 seconds West on the east line of said Deed Record 1998 Page 6312, 984.53 feet to the Point in the center line of Granville & Albany Pike (being the southeast corner of said Deed Record 1998 Page 6312); thence South 88 degrees 53 minutes 41 seconds East 566.52 feet to the Point of Beginning. Estimated to contain 40.0 acres, more or less.
A-1